EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of ResortQuest International, Inc. and subsidiaries, dated February 25, 1999 and to all references to our Firm included in or made a part of this registration statement.



ARTHUR ANDERSEN LLP



Memphis, Tennessee
April 12, 1999